Exhibit 99.2

QUARTERLY SUPPLEMENTAL FOURTH QUARTER 2023

3 COMPANY OVERVIEW Company Information 3 FINANCIAL INFORMATION 6 Reconciliation of Funds from Operations 6 Debt Summary 7 Debt Maturities and Debt Metrics 8 PORTFOLIO INFORMATION Lease and Loan Maturity Schedule 9 9 Total Assets and Revenues by Asset Type, Operator, State and Country 10 Rent Coverage 13 Summary of Investments and Development Projects 15 FINANCIAL STATEMENTS Consolidated Statements of Income 16 16 Consolidated Balance Sheets 17 Investments in Unconsolidated Real Estate Joint Ventures 18 Investments in Unconsolidated Operating Entities 19 Appendix—Non-GAAP Reconciliations 20 FORWARD-LOOKING STATEMENTS Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: (i) macroeconomic conditions, including due to geopolitical conditions and instability, which may lead to a disruption of or lack of access to the capital markets, disruptions and instability in the banking and financial services industries, rising inflation and movements in currency exchange rates; (ii) the risk that MPT is not able to recover deferred rent or its other investments in Steward at full value, within a reasonable time period or at all; (iii) the risk that property sales, loan repayments, and other capital recycling transactions do not occur as anticipated or at all; (iv) the risk that MPT is not able to attain its leverage, liquidity and cost of capital objectives within a reasonable time period or at all; (v) MPT’s ability to obtain debt financing on attractive terms or at all, as a result of changes in interest rates and other factors, which may adversely impact its ability to pay down, refinance, restructure or extend its indebtedness as it becomes due, or pursue acquisition and development opportunities; (vi) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us; (vii) the economic, political and social impact of, and uncertainty relating to, the potential impact from health crises (like COVID-19), which may adversely affect MPT’s and its tenants’ business, financial condition, results of operations and liquidity; (viii) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate acquisitions and investments; (ix) the nature and extent of our current and future competition; (x) international, national and local economic, real estate and other market conditions, which may negatively impact, among other things, the financial condition of our tenants, lenders and institutions that hold our cash balances, and may expose us to increased risks of default by these parties; (xi) factors affecting the real estate industry generally or the healthcare real estate industry in particular; (xii) our ability to maintain our status as a REIT for income tax purposes in the U.S. and U.K.; (xiii) federal and state healthcare and other regulatory requirements, as well as those in the foreign jurisdictions where we own properties; (xiv) the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain equity or debt financing secured by our properties or on an unsecured basis; (xv) the ability of our tenants and operators to operate profitably and generate positive cash flow, comply with applicable laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (xvi) potential environmental contingencies and other liabilities; (xvii) the risk that the expected sale of three Connecticut hospitals currently leased to Prospect does not occur; (xviii) the risk that MPT is unable to monetize its investment in PHP at full value within a reasonable time period or at all; and (xix) the risks and uncertainties of litigation or other regulatory proceedings. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this report. On the cover: Bakersfield Rehabilitation Hospital—Bakersfield, California. Below: Davis Hospital and Medical Center—Layton, Utah.

COMPANY OVERVIEW edical Properties Trust, Inc. is a self-advised MPT’s financing model facilitates acquisitions M real estate investment trust formed in 2003 and recapitalizations and allows operators to acquire and develop net-leased hospital facilities. of hospitals to unlock the value of their real From its inception in Birmingham, Alabama, the estate assets to fund facility improvements, Company has grown to become one of the world’s technology upgrades and other investments largest owners of hospital real estate. in operations. As of December 31, 2023. 439 54 ~43,000 31 9 properties operators beds U.S. states countries

MPT Officers Edward K. Aldag, Jr. Chairman, President and Chief Executive Officer R. Steven Hamner Executive Vice President and Chief Financial Officer J. Kevin Hanna Senior Vice President, Controller and Chief Accounting Officer Rosa H. Hooper Senior Vice President of Operations & Secretary Larry H. Portal Senior Vice President, Senior Advisor to the CEO Charles R. Lambert Vice President, Treasurer and Managing Director of Capital Markets R. Lucas Savage Vice President, Head of Global Acquisitions Board of Directors Corporate Headquarters Edward K. Aldag, Jr. G. Steven Dawson Medical Properties Trust, Inc. R. Steven Hamner 1000 Urban Center Drive, Suite 501 Caterina A. Mozingo Birmingham, AL 35242 Emily W. Murphy Elizabeth N. Pitman (205) 969-3755 D. Paul Sparks, Jr. (205) 969-3756 (fax) Michael G. Stewart www.medicalpropertiestrust.com C. Reynolds Thompson, III MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q4 2023

INVESTOR RELATIONS Drew Babin Tim Berryman Senior Managing Director of Corporate Communications Managing Director of Investor Relations (646) 884-9809 dbabin@medicalpropertiestrust.com (205) 397-8589 tberryman@medicalpropertiestrust.com Transfer Stock Exchange Senior Agent Listing and Unsecured Trading Symbol Debt Ratings Equiniti Trust Company, LLC New York Stock Exchange Moody’s: Ba2 6201 15th Avenue (NYSE): MPW Standard & Poor’s: BB-Brooklyn, NY 11219 https://equiniti.com/us Cavendish Square Hospital—London, U.K., operated by NHS. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q4 2023

FINANCIAL INFORMATION

RECONCILIATION OF NET (LOSS) INCOME TO FUNDS FROM OPERATIONS

(Unaudited)

(Amounts in thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended	
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
FFO INFORMATION:				
Net (loss) income attributable to MPT common stockholders	$ (663,943)	$ (140,474)	$ (556,476)	$ 902,597
Participating securities' share in earnings	(349)	(567)	(1,644)	(1,602)
Net (loss) income, less participating securities' share in earnings	$ (664,292)	$ (141,041)	$ (558,120)	$ 900,995
Depreciation and amortization	95,648	98,891	676,132	399,622
Loss (gain) on sale of real estate	2,024	(99)	1,815	(536,887)
Real estate impairment charges	112,112	170,582	167,966	170,582
Funds from operations	$ (454,508)	$ 128,333	$ 287,793	$ 934,312
Write-off of billed and unbilled rent and other	499,335	111	649,911	35,370
Other impairment charges	171,507	112,368	208,941	97,793
Litigation and other	2,899	-	15,886	-
Share-based compensation adjustments	(6,571)	4,042	(9,691)	3,076
Non-cash fair value adjustments	8,405	9,466	(34,157)	(3,097)
Tax rate changes and other	(2,797)	3,796	(167,332)	10,697
Debt refinancing and unutilized financing (benefit) costs	(239)	-	(285)	9,452
Normalized funds from operations	$ 218,031	$ 258,116	$ 951,066	$ 1,087,603
Certain non-cash and related recovery information:				
Share-based compensation	$ 10,102	$ 12,377	$ 42,941	$ 46,345
Debt costs amortization	$ 4,933	$ 5,023	$ 20,273	$ 19,739
Non-cash rent and interest revenue (C)	$ (57,920)	$ (47,216)	$ (239,599)	$ (120,573)
Cash recoveries of non-cash rent and interest revenue (D)	$ 2,364	$ 514	$ 38,451	$ 1,445
Straight-line rent revenue from operating and finance leases	$ (63,282)	$ (72,494)	$ (247,699)	$ (297,645)
PER DILUTED SHARE DATA:				
Net (loss) income, less participating securities' share in earnings	$ (1.11)	$ (0.24)	$ (0.93)	$ 1.50
Depreciation and amortization	0.16	0.16	1.13	0.67
Loss (gain) on sale of real estate	-	-	-	(0.90)
Real estate impairment charges	0.19	0.29	0.28	0.29
Funds from operations	$ (0.76)	$ 0.21	$ 0.48	$ 1.56
Write-off of billed and unbilled rent and other	0.83	-	1.09	0.06
Other impairment charges	0.29	0.19	0.35	0.16
Litigation and other	-	-	0.03	-
Share-based compensation adjustments	(0.01)	0.01	(0.02)	0.01
Non-cash fair value adjustments	0.01	0.02	(0.06)	(0.01)
Tax rate changes and other	-	-	(0.28)	0.02
Debt refinancing and unutilized financing (benefit) costs	-	-	-	0.02
Normalized funds from operations	$ 0.36	$ 0.43	$ 1.59	$ 1.82
Certain non-cash and related recovery information:				
Share-based compensation	$ 0.02	$ 0.02	$ 0.07	$ 0.08
Debt costs amortization	$ 0.01	$ 0.01	$ 0.03	$ 0.03
Non-cash rent and interest revenue (C) (E)	$ (0.10)	$ (0.08)	$ (0.40)	$ (0.20)
Cash recoveries of non-cash rent and interest revenue (D)	$ -	$ -	$ 0.06	$ -
Straight-line rent revenue from operating and finance leases (E)	$ (0.11)	$ (0.12)	$ (0.41)	$ (0.50)

Notes:

(A) Certain line items above (such as depreciation and amortization) include our share of such income/expense from unconsolidated joint ventures. These amounts are included with all activity of our equity interests in the "(Losses) earnings from equity interests" line on the consolidated statements of income.

(B) Investors and analysts following the real estate industry utilize funds from operations ("FFO") as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or Nareit, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization, including amortization related to in-place lease intangibles, and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the Nareit definition, we disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs (if any not paid by our tenants) to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our results of operations or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

(C) Includes revenue accrued during the period but not received in cash, such as deferred rent, payment-in-kind ("PIK") interest or other accruals.

(D) Includes cash received to satisfy previously accrued non-cash revenue, such as the cash receipt of previously deferred rent or PIK interest.

(E) Each line includes a portion of non-cash revenue from Steward in Q4 2023 totaling $0.12 per share.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q4 2023 6

FINANCIAL INFORMATION

(As of December 31, 2023)
($ amounts in thousands)

DEBT SUMMARY

Debt Instrument	Rate Type	Rate		Balance
2026 Credit Facility Revolver[A]	Variable	5.343% - 6.960%	$	1,514,420
2027 Term Loan	Variable	7.156%		200,000
2024 AUD Term Loan (A$470M)[A]	Fixed[B]	2.850%		320,164
2024 GBP Term Loan (£105M)[A]	Fixed	5.250%		133,484
3.325% Notes Due 2025 (€500M)[A]	Fixed	3.325%		551,950
2025 GBP Term Loan (£700M)[A]	Fixed[C]	2.349%		891,170
0.993% Notes Due 2026 (€500M)[A]	Fixed	0.993%		551,950
5.250% Notes Due 2026	Fixed	5.250%		500,000
2.500% Notes Due 2026 (£500M)[A]	Fixed	2.500%		636,550
5.000% Notes Due 2027	Fixed	5.000%		1,400,000
3.692% Notes Due 2028 (£600M)[A]	Fixed	3.692%		763,860
4.625% Notes Due 2029	Fixed	4.625%		900,000
3.375% Notes Due 2030 (£350M)[A]	Fixed	3.375%		445,585
3.500% Notes Due 2031	Fixed	3.500%		1,300,000
			$	10,109,133
Debt issuance costs and discount				(44,897)
	Weighted average rate	4.123%	$	10,064,236



Variable
17%
Fixed
83%

(A) Non-USD denominated debt converted to U.S. dollars at December 31, 2023.
(B) We entered into an interest rate swap transaction, effective July 3, 2019, to fix the benchmark variable interest rate of the loan. On March 10, 2023, the rate increased to 2.850%.
(C) We entered into an interest rate swap transaction, effective March 6, 2020, to fix the benchmark variable interest rate of the loan. On March 10, 2023, the rate increased to 2.349%.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q4 2023

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FINANCIAL INFORMATION

(As of December 31, 2023)
($ amounts in thousands)

DEBT MATURITIES

Year	Senior Unsecured Notes	Term Loans/Revolver	Total Debt	% of Total
2024	$ -	$ 453,648	$ 453,648	4.5%
2025	551,950	891,170	1,443,120	14.3%
2026	1,688,500	1,514,420	3,202,920	31.7%
2027	1,400,000	200,000	1,600,000	15.8%
2028	763,860	-	763,860	7.5%
2029	900,000	-	900,000	8.9%
2030	445,585	-	445,585	4.4%
2031	1,300,000	-	1,300,000	12.9%
Totals	**$ 7,049,895**	**$ 3,059,238**	**$ 10,109,133**	**100.0%**

DEBT BY LOCAL CURRENCY

	Senior Unsecured Notes	Term Loans/Revolver	Total Debt	% of Total
United States	$ 4,100,000	$ 970,000	$ 5,070,000	50.1%
United Kingdom	1,845,995	1,434,592	3,280,587	32.5%
Australia	-	320,164	320,164	3.2%
Europe	1,103,900	334,482	1,438,382	14.2%
Totals	**$ 7,049,895**	**$ 3,059,238**	**$ 10,109,133**	**100.0%**

DEBT METRICS

	For the Three Months Ended December 31, 2023
Adjusted Net Debt to Annualized EBITDA*re* Ratios:	
Adjusted Net Debt	$ 9,234,044
Adjusted Annualized EBITDA*re*	1,339,160
Adjusted Net Debt to Adjusted Annualized EBITDA*re* Ratio	6.9x
Adjusted Net Debt	$ 9,234,044
Transaction Adjusted Annualized EBITDA*re*	1,337,260
Adjusted Net Debt to Transaction Adjusted Annualized EBITDA*re* Ratio[A]	6.9x
Leverage Ratio:	
Unsecured Debt	$ 9,975,649
Secured Debt	133,484
Total Debt	$ 10,109,133
Total Gross Assets[B]	19,712,815
Financial Leverage	51.3%
Interest Coverage Ratios:	
Interest Expense	$ 102,338
Capitalized Interest	5,250
Debt Costs Amortization	(3,797)
Total Interest	$ 103,791
Adjusted EBITDA*re*	$ 334,790
Adjusted Interest Coverage Ratio	3.2x

(A) Adjusting for billed rent, straight-line rent and interest income reserves related to Steward and the International Joint Venture, Adjusted Net Debt to Transaction Adjusted Annualized EBITDAre Ratio would be 8.7x.

(B) Total Gross Assets equals total assets plus accumulated depreciation and amortization.

See appendix for reconciliation of Non-GAAP financial measures.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q4 2023

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PORTFOLIO INFORMATION LEASE AND LOAN MATURITY SCHEDULE (A) ($ amounts in thousands) (B) (C) (D) Percentage of Total Years of Maturities Total Properties Base Rent/Interest Base Rent/Interest 2024—$—0.0% 2025 7 19,961 1.5% 2026 4 2,274 0.2% 2027 1 3,476 0.3% 2028 8 19,968 1.5% 2029 6 15,163 1.2% 2030 11 6,454 0.5% 2031 4 4,789 0.4% 2032 41 68,677 5.3% 2033 8 11,991 0.9% Thereafter 336 1,147,291 88.2% 426 # $ 1,300,044 100.0% Percentage of total base rent/interest 100% 88.2% 90% 80% 70% 60% 50% 40% 30% 20% 10% 5.3% 0.0% 1.5% 0.2% 0.3% 1.5% 1.2% 0.5% 0.4% 0.9% 0% (A) Schedule includes leases and mortgage loans and related terms as of December 31, 2023. (B) Lease/Loan expiration is based on the fixed term of the lease/loan and does not factor in potential renewal or other options provided for in our agreements. (C) Reflects all properties, including those that are part of joint ventures, except vacant properties (approximately 0.2% of total assets), and facilities that are under development. (D) Represents base rent/interest income per the lease/loan agreements on an annualized basis as of period end (including foreign currency exchange rates) but does not include tenant recoveries, additional rents and other lease-related adjustments to revenue (i.e., straight-line rents and deferred revenues), or any reserves or write-offs. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q4 2023 9

PORTFOLIO INFORMATION

TOTAL ASSETS AND REVENUES BY ASSET TYPE

(December 31, 2023)

($ amounts in thousands)

Asset Types	Properties	Total Assets[A]	Percentage of Total Assets	Q4 2023 Revenues[B]	Percentage of Q4 2023 Revenues
General Acute Care Hospitals	192	$ 11,764,151	64.3%	$ 244,791	72.8%
Behavioral Health Facilities	70	2,576,983	14.1%	53,957	16.0%
Inpatient Rehabilitation Facilities	114	1,445,399	7.9%	25,448	7.5%
Long-Term Acute Care Hospitals	20	270,849	1.5%	6,266	1.9%
Freestanding ER/Urgent Care Facilities	43	230,065	1.2%	6,018	1.8%
Other	-	2,017,397 [C]	11.0%	-	-
Total	439	$ 18,304,844	100.0%	$ 336,480	100.0%

TOTAL ASSETS BY ASSET TYPE


64%
14%
8%
2%
1%
11%
General Acute Care Hospitals
Behavioral Health Facilities
Inpatient Rehabilitation Facilities
Long-Term Acute Care Hospitals
Freestanding ER/Urgent Care Facilities
Other

TOTAL REVENUES BY ASSET TYPE


73%
16%
7%
2%
2%

DOMESTIC ASSETS BY ASSET TYPE


68%
8%
7%
2%
2%
13%
General Acute Care Hospitals
Behavioral Health Facilities
Inpatient Rehabilitation Facilities
Long-Term Acute Care Hospitals
Freestanding ER/Urgent Care Facilities
Other

DOMESTIC REVENUES BY ASSET TYPE


77%
9%
8%
3%
3%

Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period.

(A) Reflects total assets on our consolidated balance sheets.

(B) Reflects actual revenues on our consolidated statements of income, except for $458.9M of reserves for billed rent, straight-line rent, and interest income, primarily related to Steward.

(C) Includes our PHP Holdings investment of $700 million.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q4 2023

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PORTFOLIO INFORMATION

TOTAL ASSETS - LARGEST INDIVIDUAL FACILITY

(December 31, 2023)

Operators	Largest Individual Facility as a Percentage of Total Assets[A]
Steward Health Care	2.1%
Circle Health	1.1%
Priory Group	0.7%
Prospect Medical Holdings	1.1%
Lifepoint Behavioral Health	0.4%
49 operators	2.0%

Largest Individual Facility Investment is Approximately 2% of MPT Investment Portfolio

COMPREHENSIVE PROPERTY-LEVEL UNDERWRITING FRAMEWORK

MPT invests in real estate, not the consolidated financial performance of its tenants. Each facility is underwritten for characteristics that make the infrastructure attractive to any experienced, competent operator - not just the current tenant. If we have underwritten these correctly, then coupled with our absolute net master lease structure, our real estate will be attractive to a replacement operator, in the rare event we must transition. Such underwriting characteristics include:

- ***Physical Quality***
- ***Competition***
- ***Demographics and Market***
- ***Financial***

TOTAL ASSETS AND REVENUES BY OPERATOR

(December 31, 2023)

($ amounts in thousands)

Operators	Properties	Total Assets[A]	Percentage of Total Assets	Q4 2023 Revenues[B]	Percentage of Q4 2023 Revenues
Steward Health Care	36				
Florida market		$ 1,348,210	7.4%	$ 26,984	8.0%
Texas/Arkansas/Louisiana market		1,026,315	5.6%	23,444	7.0%
Massachusetts market		727,832	4.0%	5,417	1.6%
Arizona market		288,089	1.6%	8,867	2.6%
Ohio/Pennsylvania market		122,108	0.6%	3,744	1.1%
Utah market		5,983	0.0%	-	0.0%
Circle Health	36	2,119,392	11.6%	49,123	14.6%
Priory Group	37	1,391,005	7.6%	27,551	8.2%
Prospect Medical Holdings	13	1,092,974	6.0%	11,328	3.4%
Lifepoint Behavioral Health[C]	19	813,527	4.4%	18,054	5.4%
CommonSpirit Health	5	786,186	4.3%	29,352	8.7%
Swiss Medical Network	19	735,891	4.0%	281	0.1%
MEDIAN	81	660,003	3.6%	7,871	2.3%
Ernest Health	29	619,388	3.4%	18,418	5.5%
Lifepoint Health	8	497,521	2.7%	15,061	4.5%
44 operators	156	4,053,023	22.2%	90,985	27.0%
Other	-	2,017,397	11.0%	-	-
Total	439	$ 18,304,844	100.0%	$ 336,480	100.0%

Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period.

(A) Reflects total assets on our consolidated balance sheets.

(B) Reflects actual revenues on our consolidated statements of income, except for $458.9M of reserves for billed rent, straight-line rent, and interest income, primarily related to Steward.

(C) Formerly Springstone.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q4 2023

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PORTFOLIO INFORMATION

TOTAL ASSETS AND REVENUES BY U.S. STATE AND COUNTRY

(December 31, 2023)

($ amounts in thousands)

U.S. States and Other Countries	Properties	Total Assets[(A)]	Percentage of Total Assets	Q4 2023 Revenues[(B)]	Percentage of Q4 2023 Revenues
Texas	51	$ 1,891,482	10.3%	$ 42,706	12.7%
Florida	9	1,348,210	7.4%	26,984	8.0%
California	19	1,252,674	6.8%	24,810	7.4%
Utah	7	824,048	4.5%	30,368	9.0%
Massachusetts	10	732,550	4.0%	5,453	1.6%
26 Other States	120	3,726,145	20.4%	95,038	28.3%
Other	-	1,397,170	7.6%	-	-
United States	**216**	**$ 11,172,279**	**61.0%**	**$ 225,359**	**67.0%**
United Kingdom	92	$ 4,261,944	23.3%	$ 89,459	26.6%
Switzerland	19	735,891	4.0%	281	0.1%
Germany	85	734,630	4.0%	9,887	2.9%
Spain	9	252,529	1.4%	2,039	0.6%
Other Countries	18	527,344	2.9%	9,455	2.8%
Other	-	620,227	3.4%	-	-
International	**223**	**$ 7,132,565**	**39.0%**	**$ 111,121**	**33.0%**
Total	**439**	**$ 18,304,844**	**100.0%**	**$ 336,480**	**100.0%**

Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period.
(A) Reflects total assets on our consolidated balance sheets.
(B) Reflects actual revenues on our consolidated statements of income, except for $458.9M of reserves for billed rent, straight-line rent, and interest income, primarily related to Steward.

TOTAL ASSETS BY COUNTRY



3%
4%
1%
4%
4%
23%
61%
United States
United Kingdom
Switzerland
Germany
Spain
Other Countries
Other

TOTAL REVENUES BY COUNTRY



1%
3%
3%
26%
67%

ASSETS BY U.S. STATE



8%
10%
7%
20%
7%
4%
5%
Texas
Florida
California
Utah
Massachusetts
26 Other States
Other

REVENUES BY U.S. STATE



13%
8%
28%
7%
2%
9%

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q4 2023

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PORTFOLIO INFORMATION as TOTAL PORTFOLIO TTM EBITDARM(A)(B) RENT COVERAGE EXCLUSIVE OF ALL CARES ACT GRANTS YOY AND SEQUENTIAL QUARTER COMPARISONS BY PROPERTY TYPE EBITDARM Rent Coverage 3.00x 2.50x 2.4x 2.4x 2.4x 2.1x 2.1x 2.1x 2.00x 1.9x 1.9x 1.8x 1.9x 1.8x 1.8x 1.7x 1.50x 1.4x 1.1x 1.00x 0.50x 0.00x General Acute Care Hospitals Inpatient Rehabilitation Behavioral Health Long-Term Acute Care Total Portfolio Facilities Facilities Hospitals Q3 2022 TTM Q2 2023 TTM Q3 2023 TTM % of Total Assets(C) 64.3% 7.9% 14.1% 1.5% Notes: All data presented is on a trailing twelve month basis. For properties acquired in the preceding twelve months, data is for the period between MPT acquisition and September 30, 2023. (A) EBITDARM is facility-level earnings before interest, taxes, depreciation, amortization, rent and management fees. EBITDARM includes normal GAAP expensed maintenance and repair costs. EBITDARM does not give effect for capitalized expenditures that extend the life or improve the facility and equipment in a way to drive more future revenues. The majority of these types of capital expenditures are financed and do not have an immediate cash impact. MPT’s rent is not subordinate to capitalized expenses. In addition, EBITDARM does not represent property net income or cash flows from operations and should not be considered an alternative to those indicators. EBITDARM figures utilized in calculating coverages presented are based on financial information provided by MPT’s tenants. MPT has not independently verified this information, but has no reason to believe this information is inaccurate in any material respect. TTM Coverages are calculated based on actual, unadjusted EBITDARM results as presented in tenant financial reporting and cash rent paid to MPT, except as noted below.—All CARES Act Grants received by tenants have been removed from the tenant’s reported financial results in the above time periods.—EBITDARM figures for California hospitals include amounts expected to be received under the Hospital Quality Assurance Fee (“HQAF”) Program 8. The HQAF amounts are based on the current payment model from the California Hospital Association which was approved by CMS on December 19, 2023. (B) General Acute Care coverages and Total Portfolio coverages do not include Pipeline Health facilities as Pipeline Health filed Chapter 11 bankruptcy in October 2022 and emerged in February 2023, one Prime Healthcare facility due to pending sale, Prospect Medical Holdings Connecticut facilities due to pending sale, $150M mortgage investment in Prospect Medical Holdings Pennsylvania facilities, and Steward Health Care due to restructuring. (C) Reflects total assets on our consolidated balance sheets. Total Portfolio includes Freestanding ER/Urgent Care Facilities and Other, representing 12.2% of Total Assets. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q4 2023 13

PORTFOLIO INFORMATION

TOTAL PORTFOLIO TTM EBITDARM RENT COVERAGE EXCLUSIVE OF ALL CARES ACT GRANTS

EBITDARM RENT COVERAGE: OPERATORS WITH PROPERTY-LEVEL REPORTING

Tenant		Net Investment (in thousands)[(A)]	Primary Property Type	TTM EBITDARM Rent Coverage
Steward Health Care[(B)]	$	2,342,414	General Acute	N/A
Priory Group		1,227,168	Behavioral	2.2x
MEDIAN		660,003	IRF	1.6x
Ernest Health		619,388	IRF/LTACH	2.2x
Prospect Medical Holdings[(C)]		510,916	General Acute	0.9x
Prime Healthcare		276,270	General Acute	1.9x
Aspris Children's Services		244,105	Behavioral	2.1x
Vibra Healthcare		219,260	IRF/LTACH	1.1x
Surgery Partners		178,373	General Acute	7.6x
Cordiant Healthcare Services		124,728	General Acute	1.6x
Ardent Health Services		85,668	General Acute	7.8x
Other Reporting Tenants		549,735	Various	2.8x
Total	**$**	**7,038,028**		**2.3x**

Tenant		Net Investment (in thousands)[(A)]	Primary Property Type	TTM EBITDARM Rent Coverage
International Operator 1	$	2,068,016	General Acute	2.4x
Domestic Operator 1		497,521	General Acute	0.3x
Domestic Operator 2		380,372	General Acute/LTACH	1.7x
Domestic Operator 3		774,945	Behavioral	1.6x
Total	**$**	**3,720,854**		**1.7x**

PROPERTY-LEVEL REPORTING NOT REQUIRED AND/OR NOT AVAILABLE

Tenant		Net Investment (in thousands)[(A)]	Primary Property Type	Comments
CommonSpirit Health	$	786,186	General Acute	One of the largest nonprofit health care operators in the U.S.; Investment grade-rated
Swiss Medical Network		472,433	General Acute	Second largest group of private hospitals in Switzerland
Ramsay Health Care UK		403,180	General Acute	One of largest health care operators in the world; Parent guaranty; Investment grade-rated
Pihlajalinna		218,322	General Acute	One of Finland's leading providers of social and health services
Saint Luke's - Kansas City		127,085	General Acute	Investment grade-rated
NHS		88,276	General Acute	Single-payor government entity in UK
Dignity Health		43,441	General Acute	Part of CommonSpirit; Parent guaranty; Investment grade-rated
CUF		29,958	General Acute	One of the largest private hospital systems in Portugal with 24 facilities and 75+ year operating history
NeuroPsychiatric Hospitals		26,825	Behavioral	Parent guaranty
Community Health Systems		26,168	General Acute	U.S. hospital operator with substantial operating history
Other Tenants		17,015	General Acute	N/A
Total	**$**	**2,238,889**		

Above data represents approximately 85% of MPT Total Real Estate Investment

Notes: All data presented is on a trailing twelve month basis. For properties acquired in the preceding twelve months, data is for the period between MPT acquisition and September 30, 2023.
(A) Investment figures exclude equity investments, non-real estate loans, freestanding ER/urgent care facilities, and facilities under development.
(B) Coverage not available due to restructuring.
(C) Prospect Medical Holdings coverage includes California facilities only.

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PORTFOLIO INFORMATION

SUMMARY OF INVESTMENTS

(For the twelve months ended December 31, 2023)

(Amounts in thousands)

Operator	Location	Investment[A]		Commencement Date
PHP Holdings	California	$	50,000	Q1 2023
MEDIAN	Germany		77,230	Q2 2023
Priory Group	U.K.		57,606	Q2 2023
Prospect Medical Holdings	California		75,000	Q2 2023
Capital Additions, Development and Other Funding for Existing Tenants[B]	Various		292,460	Various
		$	552,296	

SUMMARY OF CURRENT DEVELOPMENT PROJECTS AS OF DECEMBER 31, 2023

(Amounts in thousands)

Operator	Location	Commitment		Costs Incurred as of December 31, 2023		Estimated Commencement Date
IMED Hospitales	Spain	$	50,099	$	49,534	Q1 2024
Lifepoint Behavioral Health	Texas		31,600		24,023	Q1 2024
IMED Hospitales	Spain		37,879		17,876	Q3 2024
IMED Hospitales	Spain		51,984		18,640	Q1 2025
		$	171,562	$	110,073	

(A) Excludes transaction costs, such as real estate transfer and other taxes. Amount assumes exchange rate as of the investment date.

(B) Reflects normal capital additions that extend the life or improve existing facilities on which we receive a return equal to the lease rate for the respective facility. This includes over 10 facilities and six different operators.

Note: Due to Steward restructuring, the Texas development is omitted from this schedule.

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FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)
(Amounts in thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended	
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
REVENUES				
Rent billed	$ 78,421	$ 231,845	$ 803,375	$ 968,874
Straight-line rent	(166,769)	58,045	(127,894)	204,159
Income from financing leases	19,412	48,920	127,141	203,580
Interest and other income	(53,447)	41,676	69,177	166,238
Total revenues	(122,383)	380,486	871,799	1,542,851
EXPENSES				
Interest	102,338	92,047	411,171	359,036
Real estate depreciation and amortization	77,295	81,454	603,360	332,977
Property-related[A]	3,298	7,699	41,567	45,697
General and administrative	30,150	42,893	145,588	160,494
Total expenses	213,081	224,093	1,201,686	898,204
OTHER (EXPENSE) INCOME				
(Loss) gain on sale of real estate	(2,024)	(33)	(1,815)	536,755
Real estate and other impairment charges, net	(283,619)	(282,950)	(376,907)	(268,375)
(Losses) earnings from equity interests	(20,873)	7,194	13,967	40,800
Debt refinancing and unutilized financing benefit (costs)	239	-	285	(9,452)
Other (including fair value adjustments on securities)	(17,861)	(5,531)	7,586	15,344
Total other (expense) income	(324,138)	(281,320)	(356,884)	315,072
(Loss) income before income tax	(659,602)	(124,927)	(686,771)	959,719
Income tax (expense) benefit	(3,982)	(15,285)	130,679	(55,900)
Net (loss) income	**(663,584)**	**(140,212)**	**(556,092)**	**903,819**
Net income attributable to non-controlling interests	(359)	(262)	(384)	(1,222)
Net (loss) income attributable to MPT common stockholders	**$ (663,943)**	**$ (140,474)**	**$ (556,476)**	**$ 902,597**
EARNINGS PER COMMON SHARE - BASIC AND DILUTED				
Net (loss) income attributable to MPT common stockholders	**$ (1.11)**	**$ (0.24)**	**$ (0.93)**	**$ 1.50**
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	**598,984**	**598,053**	**598,518**	**598,634**
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	**598,984**	**598,053**	**598,518**	**598,837**
DIVIDENDS DECLARED PER COMMON SHARE	**$ 0.15**	**$ 0.29**	**$ 0.88**	**$ 1.16**

(A) Includes $0.7 million and $6.0 million of ground lease and other expenses (such as property taxes and insurance) paid directly by us and reimbursed by our tenants for the three months ended December 31, 2023 and 2022, respectively, and $29.3 million and $36.3 million for the twelve months ended December 31, 2023 and 2022, respectively.

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FINANCIAL STATEMENTS CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except per share data) December 31, 2023 December 31, 2022 (Unaudited) (A) ASSETS Real estate assets Land, buildings and improvements, intangible lease assets, and other $ 13,237,187 $ 13,862,415 Investment in financing leases 1,231,630 1,691,323 Mortgage loans 309,315 364,101 Gross investment in real estate assets 14,778,132 15,917,839 Accumulated depreciation and amortization (1,407,971) (1,193,312) Net investment in real estate assets 13,370,161 14,724,527 Cash and cash equivalents 250,016 235,668 Interest and rent receivables 45,059 167,035 Straight-line rent receivables 635,987 787,166 Investments in unconsolidated real estate joint ventures 1,474,455 1,497,903 Investments in unconsolidated operating entities 1,778,640 1,444,872 Other loans 292,615 227,839 Other assets 457,911 572,990 Total Assets $ 18,304,844 $ 19,658,000 LIABILITIES AND EQUITY Liabilities Debt, net $ 10,064,236 $ 10,268,412 Accounts payable and accrued expenses 412,178 621,324 Deferred revenue 37,962 27,727 Obligations to tenants and other lease liabilities 156,603 146,130 Total Liabilities 10,670,979 11,063,593 Equity Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding —Common stock, $0.001 par value. Authorized 750,000 shares; issued and outstanding—598,991 shares at December 31, 2023 and 597,476 shares at December 31, 2022 599 597 Additional paid-in capital 8,560,309 8,535,140 Retained (deficit) earnings (971,809) 116,285 Accumulated other comprehensive income (loss) 42,501 (59,184) Total Medical Properties Trust, Inc. Stockholders’ Equity 7,631,600 8,592,838 Non-controlling interests 2,265 1,569 Total Equity 7,633,865 8,594,407 Total Liabilities and Equity $ 18,304,844 $ 19,658,000 (A) Financials have been derived from the prior year audited financial statements. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q4 2023 17

FINANCIAL STATEMENTS

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE JOINT VENTURES

(As of and for the three months ended December 31, 2023)

(Unaudited)

($ amounts in thousands)

	MEDIAN[C]	Swiss Medical Network[D]	Steward Health Care[E]	Policlinico di Monza[F]	HM Hospitales[G]	Total	MPT Pro Rata Share
Gross real estate	$ 1,947,056	$ 1,654,138	$ 1,677,587	$ 185,033	$ 373,746	$ 5,837,560	$ 3,230,920
Cash	27,291	3,729	1,616	18,422	2,103	53,161	27,221
Accumulated depreciation and amortization	(243,403)	(155,397)	(74,076)	(33,293)	(32,111)	(538,280)	(298,614)
Other assets	69,745	109,978	39,777	3,818	8,436	231,754	137,451
Total Assets	**$ 1,800,689**	**$ 1,612,448**	**$ 1,644,904**	**$ 173,980**	**$ 352,174**	**$ 5,584,195**	**$ 3,096,978**
Debt (third party)	$ 720,444	$ 797,724	$ 847,433	$ -	$ 142,565	$ 2,508,166	$ 1,406,499
Other liabilities	137,571	139,819	9,367	12,856	85,008	384,621	216,024
Equity and shareholder loans	942,674 (A)	674,905	788,104	161,124	124,601	2,691,408	1,474,455
Total Liabilities and Equity	**$ 1,800,689**	**$ 1,612,448**	**$ 1,644,904**	**$ 173,980**	**$ 352,174**	**$ 5,584,195**	**$ 3,096,978**
MPT share of real estate joint venture	**50%**	**70%**	**50%**	**50%**	**45%**		
Total	**$ 471,336**	**$ 472,434**	**$ 394,052**	**$ 80,562**	**$ 56,071**		**$ 1,474,455**

	MEDIAN[C]	Swiss Medical Network[D]	Steward Health Care[E]	Policlinico di Monza[F]	HM Hospitales[G]	Total	MPT Pro Rata Share
Total revenues[B]	**$ 32,116**	**$ 17,626**	**$ (25,516)**	**$ 4,482**	**$ 3,797**	**$ 32,505**	**$ 19,588**
Expenses:							
Property-related	$ 628	$ 824	$ 194	$ 1,093	$ 43	$ 2,782	$ 1,553
Interest	12,891	5,208	17,099	-	533	35,731	18,881
Real estate depreciation and amortization	11,199	8,611	10,307	1,041	2,052	33,210	18,225
General and administrative	1,573	291	105	(63)	14	1,920	1,018
Income taxes	1,166	563	-	-	295	2,024	1,109
Total expenses	**$ 27,457**	**$ 15,497**	**$ 27,705**	**$ 2,071**	**$ 2,937**	**$ 75,667**	**$ 40,786**
Net Income	**$ 4,659**	**$ 2,129**	**$ (53,221)**	**$ 2,411**	**$ 860**	**$ (43,162)**	**$ (21,198)**
MPT share of real estate joint venture	**50%**	**70%**	**50%**	**50%**	**45%**		
Earnings from equity interests	**$ 2,330**	**$ 1,490**	**$ (26,611)**	**$ 1,206**	**$ 387**		**$ (21,198)** [H]

(A) Includes a €297 million loan from both shareholders.
(B) Includes $60 million of reserves for billed and straight-line rent receivables on our Steward joint venture (of which our share is $30 million).
(C) MPT managed joint venture of 71-owned German facilities that are fully leased.
(D) Represents ownership in Infracore, which owns and leases 17 Switzerland facilities. We also have two Infracore facilities currently under development.
(E) MPT managed joint venture of eight-owned Massachusetts hospital facilities that are fully leased pursuant to a master lease.
(F) Represents ownership in eight Italian facilities that are fully leased.
(G) Represents ownership in two Spanish facilities that are fully leased.
(H) Excludes $0.3 million from returns on our Lifepoint Behavioral Health equity investment, less amortization of equity investment costs.

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FINANCIAL STATEMENTS

INVESTMENTS IN UNCONSOLIDATED OPERATING ENTITIES

(Amounts in thousands)

OPERATING ENTITY INVESTMENT FRAMEWORK

MPT's hospital expertise and comprehensive underwriting process allows for opportunistic investments in hospital operations.

- *Passive investments typically needed in order to acquire the larger real estate transactions.*
- *Cash payments go to previous owner and not to the tenant, with limited exceptions.*
- *Operators are vetted as part of our overall underwriting process.*
- *Potential for outsized returns and organic growth.*
- *Certain of these investments entitle us to customary minority rights and protections.*
- *No additional operating loss exposure beyond our investment.*
- *Proven track record of successful investments, including Ernest Health and Capella Healthcare.*

Operator	Investment as of December 31, 2023	Ownership Interest	Structure
PHP Holdings	$ 699,535	49.0%	Includes a 49% equity ownership interest in, along with a loan convertible into PHP Holdings, the managed care business of Prospect. Both instruments are accounted for under the fair value option method, which resulted in a combined $45 million gain in Q3 and Q4 2023.
Steward Health Care	361,591	N/A	Loan, for which proceeds were paid to Steward's former private equity sponsor, is secured by the equity of Steward and provides for an initial 4% return plus 37% of the increase in the value of Steward over seven years.
International Joint Venture	225,960	49.0%	Includes our 49% equity ownership interest and a loan made for the purpose of investing in select international hospital operations. The loan carries a 7.5% interest rate and is secured by the remaining equity of the international joint venture and guaranteed by the other equity owner.
Swiss Medical Network	186,113	8.9%	Includes our passive equity ownership interest, along with a CHF 37 million loan as part of a syndicated loan facility.
Priory Group	163,837	9.9%	In order to close the 2021 acquisition of 35 facilities, we made a 9.9% passive equity investment and a loan to Priory (a subsidiary of MEDIAN) proceeds of which were paid to the former owner. The loan, which pays a variable rate, was sold in the first quarter of 2024.
Aevis	77,345	4.6%	Includes our passive equity ownership interest in Aevis, a public healthcare investment company. Our original investment of CHF 47 million is marked-to-market quarterly.
Steward Health Care	35,696	9.9%	Includes our passive equity ownership interest. Proceeds from our original investment of $150 million were paid directly to Steward's former private equity sponsor and other shareholders. In the fourth quarter of 2023, we recorded a $90 million impairment charge on this investment.
Aspris	15,986	9.2%	Includes our passive equity ownership interest in Aspris, a spin-off of Priory's education and children's services line of business.
Lifepoint Behavioral Health	11,429	20.9%	In order to close the 2021 acquisition of 18 behavioral facilities, we made an equity investment and a loan, proceeds of which were paid to the former owners. As a result of Lifepoint's acquisition of a majority interest in Springstone (now Lifepoint Behavioral Health) in February 2023, the loan and related interest (of approximately $205 million) was paid in full.
Caremax	1,148	9.9%	Includes our passive equity ownership interest in Caremax, a public care delivery system. Our original investment is marked-to-market quarterly.
Total	$ 1,778,640		

INVESTMENTS IN UNCONSOLIDATED OPERATING ENTITIES AS A PERCENTAGE OF TOTAL ASSETS



10%
90%

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q4 2023

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APPENDIX - NON-GAAP RECONCILIATIONS

ADJUSTED NET DEBT/ANNUALIZED EBITDA*re*

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended December 31, 2023			
ADJUSTED EBITDA*re* RECONCILIATION				
Net loss	$	(663,584)		
Add back:				
Interest		102,338		
Income tax		3,982		
Depreciation and amortization		79,927		
Loss on sale of real estate		2,024		
Real estate impairment charges		112,112		
Adjustment to reflect MPT's share of unlevered EBITDA*re* from unconsolidated real estate joint ventures[(A)]		12,553		
4Q 2023 EBITDA*re*	$	(350,648)		
Share-based compensation		3,531		
Write-off of unbilled rent and other		499,335		
Other impairment charges		171,507		
Litigation and other		2,899		
Debt refinancing and unutilized financing benefit		(239)		
Non-cash fair value adjustments		8,405		Annualized
4Q 2023 Adjusted EBITDA*re*	$	334,790	$	1,339,160
Adjustments for mid-quarter investment activity[(B)]		(475)		
4Q 2023 Transaction Adjusted EBITDA*re*	$	334,315	$	1,337,260
ADJUSTED NET DEBT RECONCILIATION				
Total debt at December 31, 2023	$	10,064,236		
Less: Cash at December 31, 2023		(250,016)		
Less: Cash funded for building improvements in progress and construction in progress at December 31, 2023[(C)]		(580,176)		
Adjusted Net Debt	$	9,234,044		

Investors and analysts following the real estate industry utilize net debt (debt less cash) to EBITDA*re* as a measurement of leverage that shows how many years it would take for us to pay back our debt, assuming net debt and EBITDA*re* are held constant. In our calculation, we start with EBITDA*re*, as defined by Nareit, which is net income before interest expense, income tax expense, depreciation and amortization, losses/gains on disposition of depreciated property, impairment losses, and adjustments to reflect our share of EBITDA*re* from unconsolidated real estate joint ventures. We then adjust EBITDA*re* for non-cash share-based compensation, non-cash fair value adjustments and other items that would make comparison of our operating results with prior periods and other companies more meaningful, to derive Adjusted EBITDA*re*. We adjust net debt for cash funded for building improvements in progress and construction in progress for which we are not yet receiving rent to derive Adjusted Net Debt. We adjust Adjusted EBITDA*re* for the effects from investments and capital transactions that were completed during the period, assuming such transactions were consummated/fully funded as of the beginning of the period to derive Transaction Adjusted EBITDA*re*. Although non-GAAP measures, we believe Adjusted Net Debt, Adjusted EBITDA*re*, and Transaction Adjusted EBITDA*re* are useful to investors and analysts as they allow for a more current view of our credit quality and allow for the comparison of our credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

(A) Includes only the unlevered portion of our share of EBITDA*re* from unconsolidated real estate joint ventures, as we have excluded any net debt from our unconsolidated real estate joint ventures in the Adjusted Net Debt line. We believe this adjustment is needed to appropriately reflect the relationship between EBITDA*re* and net debt.
(B) Reflects a full quarter impact from our mid-quarter investments, disposals, and loan payoffs.
(C) Excluded development and capital improvement projects that are in process and not yet generating a cash return but will generate a return once completed.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q4 2023

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1000 Urban Center Drive, Suite 501 Birmingham, AL 35242 (205) 969-3755 NYSE: MPW www.medicalpropertiestrust.com Contact: Drew Babin, Senior Managing Director of Corporate Communications (646) 884-9809 or dbabin@medicalpropertiestrust.com or Tim Berryman, Managing Director of Investor Relations (205) 397-8589 or tberryman@medicalpropertiestrust.com